Report of Independent Accountants

To the Trustees
   of  ProFunds:

In planning and performing our audits of the financial statements of the Bull ProFund, the UltraBull ProFund, the UltraOTC ProFund, the UltraEurope ProFund, the Bear
ProFund, the UltraBear ProFund, the UltraShort OTC ProFund, the UltraShort Europe ProFund and the Money Market ProFund
(nine separate portfolios constituting the ProFunds, hereafter referred to as ProFunds) for the year ended
December 31, 1999 we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of ProFunds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1999.

This report is intended solely for the information and use of management and the Trustees of ProFunds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





February 25, 2000